Exhibit 32

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b) UNDER

THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. 1350

Each of the undersigned, the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of Gerber Scientific, Inc., hereby certifies that, on the date hereof:

(i) The Annual Report on Form 10-K of Gerber Scientific, Inc. for the fiscal year ended April 30, 2006 filed the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Gerber Scientific, Inc.

Date: July 28, 2006	/s/ Marc T. Giles
Marc T. Giles President and Chief Executive Officer

/s/ Jay Zager
Jay Zager Executive Vice President and Chief Financial Officer